1Q'24 FINANCIAL RESULTS April 24, 2024 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the first quarter of 2024 compared to the first quarter of 2023, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the CFPB regulation of our business, including new requirements and constraints the Company and the Bank will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the headings “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 8, 2024. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 25.1% EFFICIENCY RATIO compared to 35.0% Excluding the Pets Best gain on sale, 1Q’24 Adjusted Efficiency ratio of 32.3%* $3.14 DILUTED EPS compared to $1.35 Excluding the Pets Best gain on sale, 1Q’24 Adjusted Diluted EPS of $1.18,* which includes a reserve build for the Ally Lending acquisition of $190 million or $(0.35) per Diluted Share 14.55% NET INTEREST MARGIN compared to 15.22% 12.6% CET1 liquid assets of $21.9 billion, 18.1% of total assets SUMMARY FINANCIAL METRICS CAPITAL 1Q'24 Financial Highlights $101.7 billion LOAN RECEIVABLES compared to $91.1 billion $83.6 billion DEPOSITS 84% of current funding 6.31% NET CHARGE-OFFS compared to 4.49% 71.7 million AVERAGE ACTIVE ACCOUNTS compared to 69.5 million $402 million CAPITAL RETURNED $300 million share repurchases * Adjusted Diluted EPS and Adjusted Efficiency ratio are non-GAAP measures, see non-GAAP reconciliation in appendix.

4 Delivering Consistent Returns Over Time NCOs/ALR(b) Prime & Super Prime/EOP(a)(b) 63% 72% 72% 74% 74% 72% 78% 73% RSA/Purchase Volume(b) 1.09% 1.83% 2.53% 2.41% 2.23% 2.58% 2.73% 1.98% RAR* RSA/ALR(b) LONG-TERM TARGETS: ~2.5+% ROA ~28+% ROTCE * Risk-adjusted return (“RAR”) represents Total interest income (Interest and fees on loans plus Interest on cash and debt securities) less interest expense, RSA and NCOs, stated as a percentage of average loan receivables. GFC CARD Act Took Effect Credit Normalization COVID-19 Pandemic (c)

5 12% 8% Dual Card / Co-Brand BUSINESS EXPANSION CONSUMER PERFORMANCE (8)% (1)% New accounts Average balance per account (c) (e) GROWTH METRICS 2% 3% Purchase volume Average active accounts Loan receivables $22.1 Dual Card / Co-Brand in millions $17.0 6%$18.0 $ billions $26.3 $ billions 1Q'24 Business Highlights 19% Purchase volume per account (a) (a) (d) (b) ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Ranked #5 “Best Companies to Work For”

Financial Results

Summary earnings statement

$ in millions, except per share statistics	1Q'24	1Q'23	B/(W) $	B/(W) %
Total interest income	$5,568	$4,786	*$782*	*16%*
Total interest expense	1,163	735	*(428)*	*(58)%*
Net interest income (NII)	**4,405**	**4,051**	***354***	***9%***
Retailer share arrangements (RSA)	(764)	(917)	*153*	*17%*
Provision for credit losses	1,884	1,290	*(594)*	*(46)%*
Other income	1,157	65	*1,092*	*NM*
Other expense	1,206	1,119	*(87)*	*(8)%*
Pre-tax earnings	**1,708**	**790**	***918***	***116%***
Provision for income taxes	415	189	*(226)*	*(120)%*
Net earnings	**1,293**	**601**	***692***	***115%***
Preferred dividends	11	11	—	*NM*
Net earnings available to common stockholders	**$1,282**	**$590**	***$692***	***117%***
Diluted earnings per share	**$3.14**	**$1.35**	***$1.79***	***133%***

1Q'24 Highlights

Net earnings of $1.3 billion or $3.14 per Diluted Share; excluding the Pets Best gain on sale, Adjusted Net earnings of $491 million or $1.18 per Diluted Share,* which includes a reserve build for the Ally Lending acquisition of $190 million or $(0.35) per Diluted Share

- Other income includes $1.1 billion related to Pets Best gain on sale; $802 million after-tax or $1.96 EPS impact

- **Net interest income up 9%**
  - Interest and fees on loans up 15% driven primarily by growth in average loan receivables, lower payment rate and higher benchmark rates
  - Interest expense increase attributed to higher benchmark rates and higher funding liabilities
- **Retailer share arrangements decreased (17)%**
  - Decrease driven by higher net charge-offs partially offset by higher net interest income
- **Provision for credit losses up 46%**
  - Higher provision driven by higher net charge-offs
  - Includes $190 million reserve build related to the Ally Lending acquisition
- **Total Other expense up 8%**
  - Increase primarily driven by growth related items and technology investments synchrony

* *Adjusted Net earnings and Adjusted Diluted EPS are non-GAAP measures, see non-GAAP reconciliation in appendix.*

6

7 11%20%10%11%10% 1Q'24 Platform Results Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 1Q'23 1Q'24 V% $10.9 $10.5 (3)% 18.5 19.0 2% $1,225 $1,382 13% 1Q'23 1Q'24 V% $12.3 $12.6 3% 20.6 21.3 4% $1,363 $1,567 15% 1Q'23 1Q'24 V% $13.4 $14.0 4% 20.8 21.0 1% $1,070 $1,214 13% 1Q'23 1Q'24 V% $3.7 $4.0 8% 6.9 7.6 11% $735 $869 18% (a) Loan receivables Purchase volume Accounts Interest & fees on loans 1Q'23 1Q'24 V% $1.3 $1.2 (4)% 2.6 2.6 1% $223 $255 14%

8 Net revenue $ in millions Net Revenue 1Q'23 Net revenue $3,199 Interest and fees on loans $677 Interest on cash and debt securities $105 Total interest expense $(428) Net interest income change $354 Retailer share arrangements $153 Total other income $1,092 1Q'24 Net revenue $4,798 1Q'24 Highlights (a) (b) Payment Rate Trends Net revenue $ in millions • Net revenue increased $1.6 billion, or 50% – Net interest income increased $354 million, or 9%, driven primarily by higher interest & fees on loans – Loan receivables yield of 21.09%, up 48 bps driven by lower payment rate and higher benchmark rates – Total interest-bearing liabilities cost of 4.74%, up 131 bps driven by higher benchmark rates – Retailer share arrangements decreased $153 million driven by higher net charge-offs partially offset by higher net interest income – Other income includes a $1,069 million gain on sale of Pets Best Includes Pets Best gain on sale of $1,069 50% $4,798 (b) $3,199 (c) $65

9 • Total Other expense up 8% – Increase primarily driven by growth related items, technology investments, and includes transaction related activity and other notable expenses totaling $10 million (see appendix for details) – Employee cost increase primarily attributable to an increase in headcount driven by growth – Professional fees and information processing increase primarily driven by technology investments • Efficiency ratio 25.1% vs. 35.0% prior year – Decrease in ratio driven by Pets Best gain on sale and higher revenue partially offset by higher expenses – Excluding the impacts of Pets Best gain on sale, 1Q’24 efficiency ratio would have been 32.3%* B/(W) 1Q'23 1Q'24 V$ V% Employee costs $451 $496 $(45) (10)% Professional fees $186 $220 $(34) (18)% Marketing/BD $131 $125 $6 5% Information processing $166 $186 $(20) (12)% Other $185 $179 $6 3% Other expense $1,119 $1,206 $(87) (8)% Efficiency(a) 35.0% 25.1% 9.9 pts. Other Expense Other Expense $ in millions 1Q'24 Highlights8% * Adjusted Efficiency ratio is a non-GAAP measure, see non-GAAP reconciliation in appendix.

10 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables (a)(b)

11 Delinquency Trends Basis point change versus prior year DQ % Rate Y/Y Change 30+ days past due % of period-end loan receivables (left axis); rate change versus prior year in basis points (right axis) 90+ days past due % of period-end loan receivables (left axis); rate change versus prior year in basis points (right axis) 3.81% 3.84% 4.40% 4.74% 4.74% +103 +110 +112 +109 +93 bps (200) bps 0 bps +200 bps 0.0% 2.5% 5.0% 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 0 bps 1.87% 1.77% 2.06% 2.28% 2.42% +57 +55 +63 +59 +55 bps (100) bps 0 bps +100 bps 0.0% 1.3% 2.5% 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Basis point change versus prior year 0 bps

12 CET1% Walk Tier 1 Capital + Credit Loss Reserve Ratio* Capital ratios Funding, Capital and Liquidity Funding sources $ in billions % 8% 8% CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1 Capital and Risk-Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. Unsecured Securitization Deposits Liquid assets $18.7 $21.9 Undrawn credit facilities $3.0 $3.0 Total $21.7 $24.9 % of Total assets 20.2% 20.5% (a) (b) 84% 1Q'23 CET1% 13.0% Net Earnings 2.5% Risk Weighted Asset changes (1.3)% Common & Preferred dividends (0.5)% Share repurchases (1.1)% CECL transition provisions (0.5)% Other activity, net 0.1% Pets Best disposition & Ally Lending acquisition 0.4% 1Q'24 CET1% 12.6%

13 2024 Business Trends 1Q’24 Performance • Receivables growth consistent with expectations; payment rate slightly lower than expectations and purchase volume below our expectations, especially in larger ticket items • Net interest income growth higher than expectations due to lower than expected payment rate and lower than expected deposit betas • Credit, RSA and other expense largely in-line with expectations Quarterly Trends • Continue to expect: – typical seasonality in purchase volume, loan receivables and net interest income – typical seasonality in credit performance – NCO’s to peak mid-year – Reserve coverage at year-end to be lower than ‘23 year-end rate – RSA to align to program performance and function as designed Implications of Late Fee Rule & Implementation of Product, Policy & Pricing Changes • Have commenced implementation of product, policy and pricing changes (or “PPPC”); majority will be completed over the next 2-3 months • Expect to evaluate impacts of PPPC as changes go into effect, likely 2H’24 • Continued uncertainty with regard to timing of final Late Fee Rule implementation Financial Implications • Changes to prior assumptions regarding timing of Late Fee Rule implementation, and/or consumer behavior changes in response to PPPC, could impact prior EPS expectations

14 Footnotes All amounts and metrics included in this presentation are as of, or for the three months ended, March 31, 2024, unless otherwise stated. Delivering Consistent Returns Over Time a. Classification of Prime & Super Prime refers to VantageScore credit scores of 651 or higher for 2019-2023 and FICO scores of 661 or higher for periods prior to 2019. b. RSA/ALR refers to Retailer share arrangements as a percentage of Average loan receivables; NCO/ALR refers to Net charge-offs as a percentage of Average loan receivables; Prime & Super Prime/EOP refers to Prime & Super Prime Loan receivables as a percentage of total period-end Loan receivables; RSA/Purchase volume refers to Retailer share arrangements as a percentage of Purchase volume. c. Data is presented on a managed-basis for 2009. See non-GAAP reconciliation in appendix. 1Q'24 Business Highlights a. Dual Card / Co-Brand metrics are consumer only and include in-partner and out-of-partner activity. b. Average active accounts are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. c. New accounts represent accounts that were approved in the respective period, in millions. d. Purchase volume per account is calculated as total Purchase volume divided by Average active accounts, in $. e. Average balance per account is calculated as the Average loan receivables divided by Average active accounts, in $. Platform Results a. Accounts represent Average active accounts in millions. Loan receivables $ in billions, Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Revenue: a. Payment rate is calculated as customer payments divided by beginning of period loan receivables. b. Historical payment rate excludes portfolios sold in 2019 and 2022. c. 1Q’24 payment rate excludes the impact of Ally Lending acquisition. Other Expense a. Efficiency ratio is calculated as Total Other expense divided by sum of Net interest income plus Other income less Retailer share arrangements (RSA). Asset Quality: a. Allowance for credit losses reflects the adoption of ASU 2022-22, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures” on January 1, 2023, which included a $294 million reduction to the allowance for credit losses upon adoption. b. 1Q’24 Allowance for credit losses includes impact of Ally Lending acquisition. Funding, Capital and Liquidity a. Excludes available borrowing capacity related to unencumbered assets. b. Capital ratios reflect the phase-in of an estimate of CECL’s effect on regulatory capital over a three-year transitional period beginning in the first quarter of 2022, with effects fully phased-in beginning in the first quarter of 2025. CET1, Tier 1, and Total Capital Ratio are presented on a Transition basis and capital ratios for 2024 and 2023 reflect 75% and 50%, respectively, of the phase-in of CECL effects.

16 Transaction related activity and other notable items The following table sets forth transaction related activity and notable other expense items incurred during the quarter. Quarter Ended March 31, 2024 Transaction related activity Disposition of Pets Best: Other income - Pets Best gain on sale $1,069 Other expense - indirect sale-related expenses 3 Total $1,066 Ally Lending acquisition: Provision for loan losses - reserve build $190 Total $190 Notable Other expense items Total Other expenses: Prepatory expenses related to Late Fee rule change $7 Total $7 $ in millions

17 Non-GAAP Reconciliation* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At March 31 Total 2023 2024 Tier 1 Capital $ 12,724 $ 14,207 Less: CECL transition adjustment (1,146) (573) Tier 1 capital (CECL fully phased-in) $ 11,578 $ 13,634 Add: Allowance for credit losses 9,517 10,905 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses $ 21,095 $ 24,539 Risk-weighted assets $ 92,379 $103,242 Less: CECL transition adjustment (580) (290) Risk-weighted assets (CECL fully phased-in) $ 91,799 $102,952 * Amounts at March 31, 2024 are preliminary and therefore subject to change.

18 Non-GAAP Reconciliation (Continued) The following table sets forth a reconciliation between GAAP results and non-GAAP adjusted results. Quarter Ended March 31, 2024 Net earnings: Net earnings $1,293 Less: Pets Best gain on sale after-tax (802) Adjusted Net earnings $491 Preferred dividends (11) Adjusted Net earnings available to common stockholders $480 Diluted earnings per share: Diluted earnings per share $3.14 Less: Pets Best gain on sale impact (1.96) Adjusted Diluted earnings per share $1.18 Efficiency ratio: Efficiency ratio 25.1% Less: Pets Best gain on sale impact 7.2% Adjusted Efficiency ratio 32.3% $ in millions

19 Non-GAAP Reconciliation (Continued) The following table sets forth a reconciliation between GAAP results and non-GAAP managed-basis results for 2009. Year Ended December 31, 2009 Net charge-offs as a % of average loan receivables, including held for sale: GAAP 11.26 % Securitization adjustments (0.59) % Managed basis 10.67 % Net interest income as a % of average loan receivables, including held for sale: GAAP 16.21 % Securitization adjustments 1.44 % Managed basis 17.65 % Retailer share arrangements as a % of average loan receivables, including held for sale: GAAP 3.40 % Securitization adjustments (1.80) % Managed basis 1.60 % Average loan receivables GAAP $23,485 Securitization adjustments 23,181 Managed basis $46,666 Period-end loan receivables GAAP $22,912 Securitization adjustments 23,964 Managed basis $46,876 $ in millions